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COLUMBIA INSURANCE CORPORATION LTD.
INTERIM REPORT RULE 24     FILE NO. 70-8905                           EXHIBIT 4
ALL-RISK/GL/AL PREMIUM ALLOCATION FOR THE PERIOD  1/01/02 - 6/30/02

                                        Property        GL/AL        Total
                                     --------------------------------------
Allocated Premium Amount:              2,580,000    2,800,000    5,380,000
                                     --------------------------------------
Actual Premium Amount:                 2,580,000    2,800,000    5,380,000
                                     --------------------------------------

Weighting Factors
              ------------
Exposure        80.00%
              ------------
Loss            20.00%

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
                                                                            PROPERTY             GL/AL
                                                                        EXPOSURE/LOSS       EXPOSURE/LOSS        SELECTED
                                                                          ALLOCATION         ALLOCATION            W/AVG
CODE                      OPERATING COMPANY                                 FACTOR             FACTOR             PREMIUM
===============================================================================================================================
CKY                       Columbia Gas of Kentucky, Inc.                     0.15%               2.00%            59,870
CMD                       Columbia Gas of Maryland, Inc.                     0.05%               0.48%            14,730
COH                       Columbia Gas of Ohio, Inc.                         1.76%              16.55%           508,808
COS                       Columbia Gas of Virginia                           0.30%               3.07%            93,700
CPA                       Columbia Gas of  Pennsylvania                      0.45%               6.31%           188,290
TCO                       Columbia Gas Transmission Corp                    28.01%              16.94%         1,196,978
CGT                       Columbia Gulf Transmission Co                      8.02%               3.32%           299,876
CNR                       Columbia Energy Resources, Inc.                    0.02%               1.21%            34,396
CES                       Columbia Energy Services                           0.00%               0.00%                 -
PLP                       Columbia Propane Corporation LP                    0.00%               0.00%                 -
CPC                       Columbia Propane Corporation                       1.11%               0.08%            30,878
PET                       Columbia Petroleum Corporation                     0.00%               0.00%                 -
CLG                       Columbia LNG Corporation                           0.00%               0.00%                 -
CNS                       Columbia Network Services                          0.00%               0.08%             2,240
CAT                       Columbia Atlantic Trading Corporation              0.00%               0.08%             2,240
CPL                       Columbia Pipeline Corp                             0.00%               0.08%             2,240
CFC                       Columbia Finance Corp                              0.00%               0.08%             2,240
CEC                       Columbia Electric Corporation                      0.00%               0.08%             2,240
CS                        Columbia Energy Group Service                      0.00%               0.08%             2,240
CG                        Columbia Energy Group - Parent                     0.00%               0.08%             2,240
TCC                       Columbia Energy Group Capital                      0.00%               0.08%             2,240
CTC                       Columbia Transmission Comm Co                      0.84%               0.00%            21,672
CTL                       Columbia Transcom                                  0.00%               0.08%             2,240
CNS                       Columbia Microwave                                 0.13%               0.00%             3,354
NCS                       NiSource Corporate Services                        0.67%               1.93%            71,326
NSI                       NiSource Inc.                                      0.00%               0.08%             2,240
NIP                       NIPSCO - Electric Merchant                        31.58%              11.78%         1,144,604
NIP                       NIPSCO - Electric Distribution                     8.77%               5.79%           388,386
NIP                       NIPSCO - Gas Distribution                          6.10%              16.65%           623,580
NDC                       NiSource Development                               0.23%               0.08%             8,174
NES                       NI Energy Services                                 0.00%               0.08%             2,240
NET                       NiSource Energy Technologies                       0.00%               0.08%             2,240
KGF                       Kokomo Gas                                         0.16%               0.85%            27,928
NIF                       NO. IN. Fuel & Light                               0.03%               0.92%            26,534
BSG                       Bay State Gas                                      1.09%              10.02%           308,682
NPG                       NiSource Pipeline Group                            0.08%               0.43%            14,104
EUS                       Energy USA                                         0.21%               0.33%            14,658
PEI                       Primary Energy                                     5.84%               0.30%           159,072
IWC                       IWC Resource                                       4.40%               0.00%           113,520
                                                                       --------------------------------------------------
                                                                           100.00%             100.00%         5,380,000
                                                                       ==================================================
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